As filed with the Securities and Exchange Commission on July 31, 2002   Registration No. 333-67622

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHOTON DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

California	3559	94-3007502
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

17 GREAT OAKS BOULEVARD
SAN JOSE, CALIFORNIA 95119-1202
(408) 360-3550

(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

VINCENT F. SOLLITTO
PRESIDENT AND CHIEF EXECUTIVE OFFICER
PHOTON DYNAMICS, INC.
17 GREAT OAKS BOULEVARD
SAN JOSE, CALIFORNIA 95119-1202
(408) 360-3550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brett D. White, Esq.
Thomas L. MacMitchell, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
(650) 843-5000

Termination of Offering and Removal
 Of Securities from Registration

Pursuant to an undertaking made in Item 17 of the Registration Statement as filed with the Commission on August 15, 2001 (Registration No. 333-67622), as amended, the Registrant hereby removes from registration 196,938 shares of Common Stock of the Registrant, constituting the remaining shares in the offering covered by this Registration Statement and not yet sold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on July 31, 2002.

PHOTON DYNAMICS, INC.

By:	/s/ Richard L. Dissly
Richard L. Dissly
Secretary and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capabilities and on the date indicated.

Signature	Title	Date

*	President, Chief Executive Officer and	July 31, 2002
Vincent F. Sollitto	Director (Principal Executive Officer)

/s/ Richard L. Dissly	Secretary and Chief Financial Officer	July 31, 2002
Richard L. Dissly	(Principal Financial and Accounting Officer)

*	Chairman of the Board	July 31, 2002
E. Floyd Kvamme

*	Director	July 31, 2002
Richard P. Beck

Director
Nicholas E. Brathwaite

*	Director	July 31, 2002
Michael J. Kim

Director
Elwood H. Spedden

*	Director	July 31, 2002
Malcolm J. Thompson

/s/ Richard L. Dissly
* By: Richard L. Dissly, as attorney-in-fact

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